UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	March 5, 2008

ISCO INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS (Address of Principal Executive Offices)	60007 (Zip Code)

847-391-9400 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 10, 2008, ISCO International, Inc. (the “Company”) announced the appointment of Gordon E. Reichard, Jr. as the Company’s Chief Executive Officer (“CEO”).  In connection with Mr. Reichard’s appointment as CEO, the Company entered into an Employment Agreement with Mr. Reichard (the “Employment Agreement”), effective March 10, 2008 (the “Effective Date”).

The term of the Employment Agreement will be for two years; provided however, that upon the eighteen-month anniversary of the Effective Date and each day thereafter, the term of the Employment Agreement will be extended for one additional day unless the Company provides written notice to Mr. Reichard that it will not extend the term.  Mr. Reichard’s annual base salary will be $250,000 for the first twelve months.  Prior to the 12 month anniversary of the Effective Date, the Company and Mr. Reichard will negotiate in good faith an increase in base salary for months 13 through 24.  Mr. Reichard is also eligible for a cash performance bonus of up to $80,000, provided the Company achieves certain mutually agreed upon performance goals.  Bonus payments will be payable promptly upon the Company’s conclusion that the performance measures have been achieved, and in no event, later than the filing date of the Company’s Annual Report on Form 10-K for that particular year.

Mr. Reichard will be able to participate in the Company’s benefit plans, subject to applicable eligibility and participation requirements.

Mr. Reichard’s employment may be terminated at any time.  If the Company terminates Mr. Reichard without Cause or Mr. Reichard resigns from the Company for Good Reason (each as defined in the Employment Agreement) prior to six months of continuous employment, Mr. Reichard will receive monthly severance payments equal to 1/12th of his base salary for a period of three months, in addition to accrued but unpaid base salary and any accrued but unused vacation as of the date of termination.  If the Company terminates Mr. Reichard without Cause or Mr. Reichard resigns from the Company for Good Reason after six months of continuous employment, Mr. Reichard will receive monthly severance payments equal to 1/12th of his base salary for a period of six months, in addition to accrued but unpaid base salary and any accrued but unused vacation as of the date of termination.  If Mr. Reichard’s employment is terminated for any other reason, including termination by the Company for Cause, Mr. Reichard will be entitled to payment of accrued and unpaid salary and accrued but unused vacation through the date of such termination.  The Employment Agreement also contains customary restrictive covenants, including non-competition and non-solicitation provisions for a period of two years following the cessation of employment.

In addition to the Employment Agreement, the Company also entered into a restricted stock award agreement (the “Restricted Stock Agreement”) with Mr. Reichard, pursuant to which the Company granted Mr. Reichard 2,000,000 shares of restricted stock (the “Restricted Stock”). Under the Restricted Stock Agreement, Mr. Reichard is eligible for additional grants of up to 3,000,000 shares (the “Performance Shares”).  The Restricted Stock shall, if Mr. Reichard has been continuously employed through the vesting date, to the Company, as applicable, through the following dates, vest pursuant to the following schedule: i) 250,000 on March 17, 2008; ii) an additional 250,000 on August 30, 2008; iii) an additional 500,000 on February 28, 2009; iv) an additional 500,000 on August 30, 2009; v) an additional 250,000 on February 28, 2010; and vi) an additional 250,000 on August 30, 2010.  For fiscal years 2008 and 2009, Mr. Reichard is eligible, upon attainment of performance goals determined by the Company, for grants of up to 1,500,000 of the Performance Shares for each fiscal year as follows: 500,000 shares upon attainment of 80% of the specified performance goals, 1,000,000 total shares upon achievement of 100% of the specified performance goals and 1,500,000 total shares upon achievement of 130% of the specified performance goals, or an interpolated amount for accomplishing between 100% and 130% of approved performance goals.  For the 2009 fiscal year, additional restricted shares and/or cash compensation may be considered by the Compensation Committee if performance exceeds 130% of specified goals.

Upon termination of Mr. Reichard’s service to the Company for any reason or for no reason, any shares of Restricted Stock which have not prior to the effective date of such termination become vested will be forfeited and no additional Performance Shares will be issued.  However, if, Mr. Reichard is terminated without Cause prior to December 15, 2009, 250,000 shares of Restricted Shares will vest as of the date of the termination.  If there occurs a Change in Control of the Company (as defined in the Restricted Stock Agreement) prior to December 31, 2009 and Mr. Reichard remains in continuous service to the Company through the date of that Change in Control, then immediately prior to (but contingent upon) the occurrence of that Change in Control any unvested Restricted Stock will vest and Performance Shares otherwise subject to issuance under the Restricted Stock Agreement based on performance in the fiscal year of the Change in Control will be issued to the extent that performance for the portion of that year that transpires prior to the Change in Control meets or exceeds a pro-rata portion of the performance goals specified by the Board for that year.  The Restricted Stock and the Performance Shares were granted pursuant to the terms of the ISCO International, Inc. 2003 Equity Incentive Plan, as amended.

The descriptions of the Employment Agreement and the Restricted Stock Agreement are qualified by reference to the complete Employment Agreement and Restricted Stock Agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

The Company issued a press release regarding the appointment of Mr. Reichard as CEO on March 10, 2008.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d) Exhibit No.	Description
10.1	Employment Agreement dated March 5, 2008 between ISCO International, Inc. and Mr. Gordon E. Reichard, Jr.
10.2	Restricted Stock Agreement dated March 10, 2008 by and between ISCO International, Inc. and Mr. Gordon E. Reichard, Jr.
99.1	Press Release, dated March 10, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.
Date: March 10, 2008	By: /s/ Frank Cesario Frank Cesario Chief Financial Officer

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Index of Exhibits

Exhibit No.	Description
10.1*	Employment Agreement dated March 5, 2008 between ISCO International, Inc. and Mr. Gordon E. Reichard, Jr.
10.2*	Restricted Stock Agreement dated March 10, 2008 by and between ISCO International, Inc. and Mr. Gordon E. Reichard, Jr.
99.1*	Press Release, dated March 10, 2008.

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* Filed herewith